UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

COLUMBIA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19-01 Route 208 North, Fair Lawn, New Jersey 07410

(Address of principal executive offices) (Zip Code)

(800) 522-4167

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2019, Columbia Financial, Inc. (the “Company”), the parent company of Columbia Bank (the “Bank”), and Columbia Bank MHC, the Company’s mutual holding company parent (the “MHC” and, together with the Company and the Bank, the “Columbia Entities”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RSB Bancorp, MHC, RSB Bancorp, Inc. and Roselle Bank (collectively, the “Roselle Entities”), pursuant to which (i) RSB Bancorp, MHC will merge with and into the MHC, with the MHC as the surviving entity, (ii) RSB Bancorp, Inc. will merge with and into the Company (or a wholly owned subsidiary of the Company to be formed after the date of the Merger Agreement), with the Company (or such wholly owned subsidiary of the Company) as the surviving entity; and (iii) Roselle Bank will merge with and into the Bank, with the Bank as the surviving institution (collectively, the “Merger”).

Under the terms of the Merger Agreement, depositors of Roselle Bank will become depositors of the Bank and will have the same rights and privileges in the MHC as if their accounts had been established at the Bank on the date established at Roselle Bank. As part of the transactions contemplated by the Merger Agreement, at the effective time of the Merger, the Company will issue additional shares of its common stock to the MHC in an amount equal to the fair value of the Roselle Entities as determined by an independent appraiser.

The Merger Agreement has been unanimously approved by the Boards of Directors of each of the Columbia Entities and the Roselle Entities. Subject to the receipt of all required regulatory and other approvals, and the satisfaction or waiver of other customary closing conditions, the parties anticipate that the transactions contemplated by the Merger Agreement will close in the second quarter of 2020.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Columbia Bank will increase the size of its Board of Directors by one member and appoint one director of Roselle Bank to serve on its Board of Directors.

The Merger Agreement contains customary representations and warranties from the Columbia Entities and the Roselle Entities, each with respect to its and its subsidiaries’ businesses. Each party has also agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger. Under the Merger Agreement, the Roselle Entities have agreed that, subject to certain exceptions, they will not, and will cause their subsidiaries and their representatives not to, solicit, initiate, encourage or take any action to facilitate (including by providing non-public information) any inquiries or proposals with respect to any third party acquisition proposals. The Merger Agreement provides certain termination rights for each of the Columbia Entities and the Roselle Entities, and further provides that if the Merger Agreement is terminated as a result of either party’s material breach of the terms of the Merger Agreement, then the breaching party will reimburse the non-breaching party for its transaction expenses up to $1.5 million. The Merger Agreement also requires the Roselle Entities to pay the Columbia Entities a termination fee of $1.5 million if the Merger Agreement is terminated under certain circumstances.

As described above, the consummation of the Merger is subject to customary closing conditions, including, but not limited to, (i) receipt of all required regulatory and other approvals, and (ii) the absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other customary conditions, including (i) the accuracy of the representations and warranties of the other party subject to certain materiality standards and (ii) compliance in all material respects by the other party with its covenants.

The Merger Agreement includes customary representations, warranties and covenants of the Columbia Entities and the Roselle Entities made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business or financial information about the Columbia Entities or the Roselle Entities. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between the Columbia Entities and the Roselle Entities rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement.

The foregoing description of the Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 3, 2019, Columbia released a presentation to investors regarding the Merger. The presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The preceding information, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 3, 2019, the Columbia Entities and the Roselle Entities issued a joint press release announcing that the Columbia Entities and the Roselle Entities have entered into the Merger Agreement. The joint press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 2, 2019, by and among Columbia Bank MHC, Columbia Financial, Inc. and Columbia Bank and RSB Bancorp, MHC, RSB Bancorp, Inc. and Roselle Bank*

99.1	Investor Presentation dated December 3, 2019

99.2	Joint Press Release dated December 3, 2019

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as "believes," "will," "would," "expects," "project," "may," "could," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Columbia’s management and are subject to significant risks and uncertainties.

Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (i) the businesses of the Columbia Entities and the Roselle Entities may not be combined successfully, or such combination may take longer than expected; (ii) the cost savings from the Merger may not be fully realized or may take longer than expected to be realized; (iii) operating costs, customer loss and business disruption following the Merger may be greater than expected; (iv) governmental and other approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger or otherwise; (v) the interest rate environment may further compress margins and adversely affect new interest income; (vi) the risks associated with continued diversification of assets and adverse changes to credit quality; and (vii) changes in legislation, regulations and policies that may prohibit, restrict or delay the Merger. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Columbia Entities and the Roselle Entities or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, the Columbia Entities and the Roselle Entities do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBIA FINANCIAL, INC.

Date: December 3, 2019	By:	/s/ Dennis E. Gibney
Dennis E. Gibney
Executive Vice President and
Chief Financial Officer